UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 9, 2005

                  CanWest Petroleum Corporation (f/k/a Uranium
                        Power Corporation) (Exact name of
                     registrant as specified in its charter)

         Colorado                       0-27659                  98-0461154
         --------                       -------                  ----------
(State or other jurisdiction          (Commission               (IRS Employer
       of incorporation)              File Number)           Identification No.)

 206 - 475 Howe Street, Vancouver, British Columbia, Canada           V6C 2B3
 -----------------------------------------------------------          -------
           (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code (604) 685-8355
                                                            --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry in to a Material Definitive Agreement.

On August 9, 2005 CanWest Petroleum Corporation ("CanWest") entered into a Joint Venture Agreement (the "Agreement") with Triple 7 Energy Inc., West Peak Ventures of Canada Ltd., Dr. Michael Ranger, (collectively the "Triple 7 Joint Venture") and Township Petroleum Corporation, a subsidiary of CanWest ("Township"). The effective date of the Agreement is June 1, 2005.

The Agreement sets out the understanding of the parties to acquire, develop and produce oil sands deposits located in the Athabasca Region of Alberta, Canada and establishes payment and royalty procedures with regards to any leases acquired under the Agreement. As part of the Agreement the parties agree to identify and post for sale certain leases for oil sands rights at the Alberta Crown Sale of August 24, 2005, and agree upon and post bids for such leases, by way of the services of a third party land agent. The parties to the Triple 7 Joint Venture have agreed, pursuant to a separate letter agreement to which CanWest is not a party, to provide their expertise and industry experience to evaluate, select and determine the bids on, the oil sands leases. Township, an Alberta corporation wholly owned by CanWest, shall own and administer the rights under the leases acquired at the Alberta Crown Sale (the "Acquired Leases"), and shall explore and evaluate, or cause to be explored or evaluated, the Acquired Leases to determine the quantity of bitumen reserves.

In consideration of the expertise and industry experience provided by the Triple 7 Joint Venture to select and acquire the Acquired Leases, and in the event that Township acquires one or more leases, CanWest has agreed to pay the Triple 7 Joint Venture $150,000 Canadian payable in common shares, to be shared equally between the parties to the Triple 7 Joint Venture, upon acquisition of the Acquired Leases. CanWest shall also pay to the Triple 7 Joint Venture partners, as ongoing fees, $150,000 in cash or common shares (at the discretion of CanWest) on the first and second anniversary dates of the Agreement. Shares issued under the Agreement are subject to "piggyback" registration rights. On the third anniversary date of the Agreement CanWest shall pay to the Triple 7 Joint Venture $450,000 Canadian per parcel of Acquired Leases that have not been surrendered, or for which no commercial project has been identified.

In the event that Township receives a feasibility study, conducted by an independent third party, that indicates that a commercial project on one or more of the leases is economic and wishes to construct a commercial project, they are required to notify the Triple 7 Joint Venture. Upon commencement of construction of such a commercial project Township shall pay to the Triple 7 Joint Venture the sum of $6,000,000 Canadian, to be shared equally among the partners.

In addition to such payments Township has granted each of the Triple 7 Joint Venture partners a royalty in the Acquired Leases of $0.03 Canadian on each barrel of crude bitumen produced, saved and sold from the Acquired Leases, or $450,000 Canadian per year, whichever is greater. Such royalty is governed by the royalty procedure which stipulates, among other things, that the royalty will be secured by a lien, first charge or security interest on the royalty lands, and that the royalty is assignable or transferable subject to a right of first offer to Township.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits.

10.1  Triple 7 Joint Venture Agreement, effective June 1, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CanWest Petroleum Corporation
                                       (Registrant)

Date: August 10, 2005                  /s/ Thornton J. Donaldson
                                       -----------------------------------------
                                       Name: Thornton J. Donaldson
                                       Title: President